FOR IMMEDIATE RELEASE | NOV. 3, 2025, 3:30 P.M. CT Investor Contact Aaron Howald 615.986.5792 Aaron.Howald@lpcorp.com Media Contact Breeanna Straessle 615.986.5886 Media.Relations@lpcorp.com LP Building Solutions Announces CEO Transition Plan Jason Ringblom to become CEO following Brad Southern’s retirement NASHVILLE, Tenn. (Nov. 3, 2025) – LP Building Solutions (LP), a leading manufacturer of high- performance building products, today announced that Chief Executive Officer Brad Southern will retire effective February 19, 2026, after leading the company since 2017. The Board of Directors has appointed LP President Jason Ringblom to succeed Southern as Chief Executive Officer, effective February 19, 2026. The transition concludes a comprehensive succession process led by the Board in partnership with Southern. “On behalf of the Board, I want to thank Brad for his visionary leadership and lasting impact on LP,” said LP Lead Independent Director Dustan McCoy. “Brad repositioned the company as a global leader in specialty building products, strengthened its financial performance, and built a culture grounded in safety, innovation, and accountability. Under his leadership, LP’s share price grew fivefold and the company returned more than $4 billion to shareholders through dividends and share repurchases. Thanks to his guidance, LP is well positioned for continued success.” McCoy continued, “After a thorough and rigorous search, the Board is confident that Jason is exceptionally well-equipped to lead LP into its next chapter of success. He helped design and execute the strategy driving our growth and led the successful integration of our Siding and OSB businesses. His significant commercial and operational expertise will ensure a smooth transition and sustained progress.” “It has been the honor of my career to lead LP’s 4,300-member team,” said Southern. “Together, we’ve strengthened the business and built a foundation for long-term growth. I’m deeply grateful to our team members and the Board for their partnership. Jason is an exceptional leader who knows our business, our people, and our customers. His experience and perspective will guide LP into its next phase of growth.” A 21-year LP veteran, including eight years on the Executive Team, Ringblom has extensive expertise in sales, marketing, and operations. Before becoming President, he served as Executive Vice President and General Manager of LP’s OSB and Siding businesses prior to their integration.

He now oversees all global manufacturing and commercial operations, driving alignment and performance across the organization. “It’s an incredible honor to become CEO in February and build on the strong foundation established under Brad’s leadership,” said Ringblom. “The LP team has achieved remarkable success, and I’m confident we’ll continue that progress—keeping safety at the forefront, driving innovation, and relentlessly pursuing improvement in everything we do. It’s an exciting time to be part of LP, and I look forward to working with our talented team to shape the next era of our growth.” Ringblom joined LP in 2004 and holds a bachelor’s degree in Forest Products Marketing and Business Management from the University of Minnesota. As the company enters this next chapter of leadership, LP will continue to act with purpose— driving sustainable growth, delivering long-term value for shareholders, and supporting its team members and communities. To learn more about LP, visit LPCorp.com. About LP Building Solutions As a leader in high-performance building solutions, Louisiana-Pacific Corporation (LP Building Solutions, NYSE: LPX) manufactures engineered wood products that meet the demands of builders, remodelers and homeowners worldwide. LP’s extensive portfolio of innovative and dependable products includes Siding Solutions (LP® SmartSide® Trim & Siding, LP® SmartSide® ExpertFinish® Trim & Siding, LP BuilderSeries® Lap Siding and LP® Outdoor Building Solutions®), LP® Structural Solutions (LP® TechShield® Radiant Barrier Sheathing, LP WeatherLogic® Air & Water Barrier, LP Legacy® Premium Sub-Flooring, LP® FlameBlock® Fire-Rated Sheathing and LP® TopNotch® 350 Durable Sub-Flooring) and LP® Oriented Strand Board. In addition to product solutions, LP provides industry-leading customer service and warranties. Since its founding in 1972, LP has been Building a Better World™ by helping customers construct beautiful, durable homes while shareholders build lasting value. Headquartered in Nashville, Tennessee, LP operates more than 20 manufacturing facilities across North and South America. For more information, visit LPCorp.com. ###